Exhibit 99.1

First Quarter of 2023 — Update as to Mid-Quarter Results

For immediate release

Monday, March 13, 2023

MCLEAN, Va., March 13, 2023 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today reported several mid-quarter results associated driven by various deposit growth strategies.

Speaking about the Company’s balance sheet strength, Dennis J. Zember, Jr., President and CEO commented, “Given the turbulence we have witnessed over the past week, I think it is important to update the investment community on certain of our results through the first quarter of 2023. Between concerted efforts to maintain and grow relationships at the core bank and the increasing popularity of the mobile banking platform attracting new customers, we have grown core deposits in the first quarter of 2023 by approximately $908 million through March 9, 2023. This outstanding result has allowed our bank to become 97% core customer funded, with no wholesale borrowings and only $100 million of short-term brokered deposits. As a result, our loan to deposit ratio has dropped to 83% from 108% at December 31, 2022. Currently we have approximately $600 million of cash (after retiring $325 million of maturing FHLB borrowings) on our balance sheet compared to only $244 million of investment securities, only 5% of which are classified as held-to-maturity. Lastly, we have approximately $855 million of borrowing capacity from various institutions, including the FHLB.”

The Company’s mobile platform, which augments its core community bank, has opened approximately 10,600 new accounts since the full launch in the fourth quarter of 2022 with total current balances (as of March 9, 2023) of approximately $921 million and, importantly, this quarter-to-date growth has been without any incremental personnel or system expense. The customers are from all 50 states, have an average age of 51 years, and carry an average balance of $87,100. Only 23% of the balances on the mobile platform are over $250,000.

Mr. Zember continued, “Our success with these profitable and safe deposit strategies has provided our bank with some of the best liquidity ratios in the industry. Our customer base is diversified by state (in all 50 states), between consumer and commercial and amongst various deposit types. We have zero exposure to crypto-oriented loans or deposits and no exposure to venture capital sponsored businesses. Lastly, our average balances per customer are low, at approximately $44,000 per account and we continue to see meaningful deposit inflows on a daily basis.”

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," “update”, “become”, "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; our view of our liquidity, including the role of our mobile-banking originated deposits; expectations on our growth strategy, expense management, capital and liquidity management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including unforeseen dynamics stemming from recent market activity, including strains on liquidity arising from bank customer deposit outflows and related media attention, as well as the government’s (and, in particular, the FDIC’s) role in respect of these events; the Company’s recently established Panacea Financial and Life Premium Finance Divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	6830 Old Dominion Drive
Matthew A. Switzer, EVP and CFO	McLean, VA 22101
Phone: (703) 893-7400

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com